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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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                              Exchange Act of 1934

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                               ROY F. WESTON, INC.
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                (Name of Registrant as Specified In Its Charter)


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                    FREQUENTLY ASKED QUESTIONS REGARDING THE
                AMERICAN CAPITAL STRATEGIES / WESTON TRANSACTION

Q:   WILL OUR STRATEGY OR BUSINESS FOCUS CHANGE? WILL THERE BE ANY LAYOFFS?

A: We do not expect any significant change in strategic direction as a result of this transaction. We plan to continue our substantial business development efforts in all three of our major markets sectors, selling to industrial, state & local governments, and federal clients. We will continue to target attractive market niches where we can develop a profitable competitive advantage. We do not anticipate any significant headcount reductions due to the transaction.

Q: WHAT'S THE LIKELIHOOD THAT THE TRANSACTION WON'T HAPPEN? WHAT MIGHT KEEP IT FROM HAPPENING?

A: We believe that the proposed transaction is the right course for WESTON and therefore we fully expect that this transaction will occur as planned. However, as described in the 3/12/01 press release, this depends on satisfactory resolution of a variety of events and issues, including the satisfaction of various closing conditions in the definitive agreement and the outcome of the WESTON shareholder vote on such a transaction. A majority of each of the privately-held common shares and the public Series A shares must vote in favor of the transaction for it to proceed.

Q:   WILL THE COMPANY CHANGE ITS NAME?

A: We think the WESTON tradename carries significant value in the minds of our employees, clients, and other partners, so we expect that we will continue to use some form of the name and will continue to be known as WESTON.

Q: ARE EMPLOYEES AS A GROUP PARTICIPATING IN THE INITIAL FINANCING OF THE ACQUISITION? IF NOT, HOW WILL EMPLOYEES GAIN OWNERSHIP?

A: No. At the time of the merger, WESTON will amend its existing 401(k) Retirement Savings Plan to provide for contributions to the plan, in the years following the merger, of 4,500,000 shares of common stock of the holding company that will own WESTON, instead of cash contributions as currently provided.

Q: WILL EMPLOYEES GET TO CHOOSE WHETHER OR NOT TO PARTICIPATE IN THE COMPANY STOCK ACCOUNT, OR PERHAPS HAVE AN OPTION TO INVEST SOME MONEY IN THE COMPANY STOCK ACCOUNT AND SOME IN VANGUARD ACCOUNTS?

A: All eligible employees will build an ownership stake in WESTON over time through the stock contributions made by WESTON on their behalf into the Company Stock Account within the 401(k) Retirement Savings Plan. There will not be discretionary or partial options to participate, nor will the Company Stock Account provide initial financing for the transaction.

     While constrained by the need to obtain financing, negotiate a fair transaction with many interested parties, and adhere to all relevant securities regulations, from the start we have sought ways to balance the interests of all future stakeholders by sharing both the opportunities and requirements for ownership. With support from the Employee Ownership Planning Team, we explored different means of ensuring employee involvement without requiring up-front investment as a condition of employment. The proposed transaction is, in our opinion, a fair and efficient means of accomplishing these aims while balancing all interests.



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     The SEC has very stringent rules regarding stock ownership, even in private companies. Essentially, we are not permitted to provide employees a discretionary option to buy company stock without first registering the stock, providing a prospectus, etc. We are not prepared for the cost to do that. Designing into the plan this "one size fits all" approach was required to accomplish the dual purposes of meaningful employee ownership and financing the transaction.

Q: HAS THERE BEEN ANY THOUGHT TO ALLOWING THE 401(K) EMPLOYEE CONTRIBUTION TO INCREASE FROM THE 12% MAXIMUM TO 15%?

A: The Internal Revenue Code and related regulations limit 401(k) amounts an employee can receive from all sources, including Employer Match and Company Contribution. In order to allow higher employee deferrals, we would have to reduce the amount of the Match and Contribution. If these limitations should change, we would consider adjusting our plan accordingly.

Q: IMMEDIATELY AFTER THE CLOSE OF THE DEAL AND FOR THE REST OF THE YEAR, WHAT WILL BE THE VALUE OF THE COMPANY STOCK GOING INTO OUR 401K? WHEN WILL THE INDEPENDENT APPRAISER FIRST APPRAISE THE SHARE PRICE?

A: The value of the new Weston stock will initially be determined after the books are closed at the end of 2001. It is anticipated that the first valuation will be completed around May 2002 and that the first disbursement into individual stock accounts will happen in June 2002.

Q: AS PARTICIPANTS IN THE COMPANY STOCK ACCOUNT, WHAT NEW ROLES WILL EMPLOYEES HAVE IN MANAGING THE COMPANY?

A: We expect that employee ownership will more closely link the rewards of improved company performance with those who contribute to creating improved performance. The ideal result -- which many other companies that have substantial employee ownership have seen -- would be continuing increases in employee incentives to improve the company's financial performance through, e.g., increases in cost consciousness, customer satisfaction, focus on marketing and sales opportunities, and job efficiency. However, like shareholders in any company, employee ownership will convey no more or less role in managing the operations of the company than individual employees have today.

     We do intend to continue an open-book, participative style of management, expanding mechanisms for all employees to have a voice on issues critical to company performance. This may include setting up an Employee Education Committee or representation at some Board meetings. However, by providing most of the equity financing needed to make this transaction happen, ACAS will initially own almost three-fourths of the equity and have control of WESTON, including the make-up of the Board. Both ACAS's and WESTON's management agree that decision-making will continue to be a management responsibility. While employee owners will have a voice, they may not have a direct vote on many issues, but instead will continue to have their interests represented by WESTON's management.



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Q:   HOW WERE THE SENIOR MANAGERS CHOSEN FOR PARTICIPATION? WHO MADE THE
     DECISION? WHAT WAS EACH MANAGER REQUIRED TO INVEST?

A: A management group consisting of the CEO (Bill Robertson), COO (Pat McCann) and their direct reports offered to provide initial equity by investing cash and rolling over existing stock options, stock appreciation rights, and other rights under their current employment agreements. The size of this group was limited due to the complexity of developing and negotiating an offer in a timely manner. The names of these senior managers are outlined in the proxy statement.

Q: WILL ANY OTHER EMPLOYEES HAVE AN OPPORTUNITY TO INVEST? HOW WILL THEY BE CHOSEN?

A: We expect that a core group of additional WESTON managers will be offered the opportunity to invest in a private placement. The number of investors will be limited to about 30-35 individuals. The core management group will be chosen based on their responsibility, individual performance, and potential to make a decisive impact on company performance.